Exhibit 99.1

Eightco ($ORBS) Highlights Treasury Position Latest Update

ORBS holds nearly 10% of the current WLD supply in circulation

The Company is supported by a group of strategic and institutional investors including: Bitmine Immersion Technologies (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, and more

EASTON, PA – March 6, 2026, Eightco Holdings Inc. (NASDAQ: ORBS) today announced its total current holdings. As of March 5, 2026, ORBS’ total holdings include 277,222,975 WLD, 11,068 ETH, and total cash of $82 million. ORBS holds nearly 10% of the current WLD supply in circulation, positioning the company as the largest public market participant in the Worldcoin ecosystem.

“We believe the global AI revolution is still in its early innings, and Eightco is strategically positioning itself at the center of this transformation,” said Dan Ives, Chairman of Eightco ($ORBS). “ORBS continues to advance partnerships and investments across the AI, frontier technology and digital identity ecosystems, including initiatives advancing human authentication and verification.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Its mission centers on strategic pillars including consumer authentication, enterprise authentication, and gaming authentication. Through its pioneering digital asset strategies, including the first-of-its-kind Worldcoin treasury, and partnerships with leading technology innovators, Eightco is establishing a universal foundation for digital identity and Proof of Human (PoH) verification. Dan Ives serves as Chairman of Eightco, where he leads the company’s mission to build the global authentication and trust layer in an AI world.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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